Exhibit 99.1
DISH Network Places Upsized Offering of $750 Million in Senior Notes
ENGLEWOOD, Colo.—(BUSINESS WIRE)—May 21, 2008—DISH Network Corporation (NASDAQ:DISH) today announced that its subsidiary, EchoStar DBS Corporation, has priced an offering of $750 million aggregate principal amount of senior debt securities. The debt securities will be issued as 7.75% Senior Notes due 2015. The offering was upsized from $500 million.
The sale of the Notes is expected to close on May 27, 2008, subject to customary conditions.
EchoStar DBS Corporation placed the Notes in a private transaction under Rule 144A and Regulation S under the Securities Act. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.
About DISH Network
DISH Network Corporation (NASDAQ: DISH) serves more than 13.815 million satellite TV customers through its DISH Network™, and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service.
Contact:
Jason Kiser (Investor Relations), 303-723-2210, jason.kiser@echostar.com
Kathie Gonzalez (Media Relations), 720-514-5351, press@echostar.com